Exhibit 99.1

Selective Reports Results for the Second Quarter of 2018 - Record Net Income per Diluted Share of $0.99;
Record Non-GAAP Operating Income1 per Diluted Share of $1.01

In the second quarter of 2018:

•	Net premiums written grew 7%

•	GAAP Combined ratio was 93.7%

•	After-tax net investment income was up 24%, to $38 million

•	Annualized return on equity was 14.0% and non-GAAP return on equity was 14.3%

Branchville, NJ - August 1, 2018 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the second quarter ended June 30, 2018. Net income per diluted share was a company record $0.99, compared to $0.70 a year ago. Non-GAAP operating income1 per diluted share was also a company record $1.01, compared to $0.68 a year ago.

“In the second quarter, we generated record non-GAAP operating income per diluted share for the company and an excellent 93.7% GAAP combined ratio, or 90.6% excluding catastrophe losses," said Gregory E. Murphy, Chairman and Chief Executive Officer. "Our non-GAAP operating return on average equity ('ROE')1 was 14.3%, a solid result in the context of an overall competitive marketplace and continued low interest rate environment for investment portfolios. On a year-to-date basis, our non-GAAP operating ROE was 10.2%, compared to our long-term financial target of 12% for 2018."

Mr. Murphy continued, "Growth in the quarter was robust, as net premiums written increased 7%, driven by commercial lines renewal pure price increases of 3.5% and stable retention of 84%. Our ability to drive price increases in excess of expected claims inflation while maintaining solid growth rates and retention is a testament to our strong relationships with our 'ivy league' distribution partners. After-tax net investment income increased 24% in the quarter to $38 million, benefiting from higher interest rates, active portfolio management and security selection, and a lower Federal income tax rate."

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2018		2017			2018		2017
Net premiums written	$655.2		613.8	7%		$1,279.8		1,212.5	6%
Net premiums earned	604.8		568.0	6		1,196.7		1,128.9	6
Net investment income earned	45.6		41.4	10		88.8		78.8	13
Net realized and unrealized (losses) gains, pre-tax	(1.7)		1.7	(195)		(12.2)		0.7	(1,871)
Total revenues	651.9		614.5	6		1,278.6		1,215.0	5
Net underwriting income, after-tax	30.0		19.7	52		33.8		51.7	(35)
Net investment income, after-tax	37.6		30.3	24		73.4		57.8	27
Net income	58.8		41.4	42		77.7		91.9	(15)
Non-GAAP operating income[1]	60.1		40.3	49		87.4		91.4	(4)
Combined ratio	93.7%		94.7	(1.0)	pts	96.4%		93.0	3.4	pts
Loss and loss expense ratio	60.5		60.2	0.3		62.8		58.4	4.4
Underwriting expense ratio	32.9		34.2	(1.3)		33.3		34.4	(1.1)
Dividends to policyholders ratio	0.3		0.3	—		0.3		0.2	0.1
Catastrophe losses	3.1	pts	5.2	(2.1)		3.7	pts	3.7	—
Non-catastrophe property losses	13.7		12.9	0.8		15.8		12.8	3.0
(Favorable) prior year statutory reserve development on casualty lines	(0.7)		(2.5)	1.8		(1.0)		(2.5)	1.5
Net income per diluted share	$0.99		0.70	41%		$1.30		1.55	(16)%
Non-GAAP operating income per diluted share[1]	1.01		0.68	49		1.46		1.54	(5)
Weighted average diluted shares	59.6		59.2	1		59.6		59.2	1
Book value per share	$28.86		28.32	2		28.86		28.32	2

Standard Commercial Lines

Standard Commercial Lines premiums, which represented 79% of our second quarter 2018 net premiums written, were up 8% in the quarter compared to a year ago. This growth reflects strong renewal pure price increases of 3.5%, excellent retention of 84%, and new business growth of 3%, to $101 million. The combined ratio in the second quarter was 91.4%, a decrease of 0.8 points from a year ago, the drivers of which are outlined in the table below.

Standard Commercial Lines	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2018		2017			2018		2017
Net premiums written	$514.9		478.9	8%		$1,024.0		962.5	6%
Net premiums earned	476.0		443.6	7		941.4		882.0	7
Combined ratio	91.4%		92.2	(0.8)	pts	94.9%		91.2	3.7	pts
Loss and loss expense ratio	57.6		57.1	0.5		60.3		56.0	4.3
Underwriting expense ratio	33.5		34.7	(1.2)		34.2		35.0	(0.8)
Dividends to policyholders ratio	0.3		0.4	(0.1)		0.4		0.2	0.2
Catastrophe losses	2.1	pts	3.8	(1.7)		3.2	pts	2.7	0.5
Non-catastrophe property losses	12.0		10.9	1.1		13.6		11.1	2.5
(Favorable) prior year statutory reserve development on casualty lines	(2.1)		(3.9)	1.8		(1.9)		(3.8)	1.9

Standard Personal Lines

Standard Personal Lines premiums, which represented 13% of our second quarter 2018 net premiums written, increased 7% compared to a year ago, driven largely by strong renewal pure price increases of 3.4%, excellent retention of 85%, and a 20% increase in new business. The combined ratio in the second quarter was 93.7%, a 14.3-point improvement from a year ago, the drivers of which are outlined in the table below.

Standard Personal Lines	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2018		2017			2018		2017
Net premiums written	$83.9		78.1	7%		$151.8		142.8	6%
Net premiums earned	75.7		71.7	6		149.9		142.9	5
Combined ratio	93.7%		108.0	(14.3)	pts	97.8%		100.5	(2.7)	pts
Loss and loss expense ratio	65.1		76.3	(11.2)		69.8		69.3	0.5
Underwriting expense ratio	28.6		31.7	(3.1)		28.0		31.2	(3.2)
Catastrophe losses	7.7	pts	13.0	(5.3)		8.4	pts	9.3	(0.9)
Non-catastrophe property losses	26.2		27.9	(1.7)		30.3		25.4	4.9
Unfavorable prior year statutory reserve development on casualty lines	—		4.2	(4.2)		—		3.5	(3.5)

Excess and Surplus Lines

Excess and Surplus Lines premiums, which represented 8% of our second quarter 2018 net premiums written, decreased 1% in the second quarter compared to a year ago, driven by a 19% reduction in new business, reflecting the highly competitive marketplace and targeted underwriting actions we are taking to improve profitability. The combined ratio for the second quarter was 114.7%, which was 17.2 points higher than a year ago. In addition to the drivers outlined in the table below, higher current year loss costs increased the combined ratio 4.7 points compared to last year. The unfavorable prior year casualty reserve development outlined in the table below was primarily driven by increased frequencies and severities in accident years 2015 and 2016.

Excess and Surplus Lines	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2018		2017			2018		2017
Net premiums written	$56.4		56.8	(1)%		$104.0		107.3	(3)%
Net premiums earned	53.1		52.8	1		105.4		104.0	1
Combined ratio	114.7%		97.5	17.2	pts	107.9%		97.2	10.7	pts
Loss and loss expense ratio	81.2		64.4	16.8		75.1		63.0	12.1
Underwriting expense ratio	33.5		33.1	0.4		32.8		34.2	(1.4)
Catastrophe losses	5.3	pts	5.7	(0.4)		2.1	pts	4.2	(2.1)
Non-catastrophe property losses	11.5		9.7	1.8		14.6		10.0	4.6
Unfavorable prior year statutory reserve development on casualty lines	11.3		—	11.3		5.7		—	5.7

Investment Income

After-tax net investment income in the second quarter was $38 million, up 24% compared to a year ago. The improvement was driven by the reduction in the Federal income tax rate in 2018, along with higher pre-tax yields on our core fixed income securities portfolio. In addition, after-tax investment income benefited from improved interest rates, as approximately 17% of our fixed income security portfolio is invested in floating rate securities primarily indexed to the three-month London Interbank Offered Rate, which increased 64 basis points this year through June 30.  The improvement was partially offset by a $3 million reduction in alternative investment income compared to a year ago. The after-tax yield on the portfolio was 2.7% during the quarter, while after-tax new money yields averaged 2.8%.

Investments	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2018	2017			2018	2017
Net investment income earned, after-tax	$37.6	30.3	24%		$73.4	57.8	27%
Net investment income per share	0.63	0.51	24		1.23	0.98	26
Effective tax rate	17.5%	26.9	(9.4)	pts	17.4%	26.8	(9.4)	pts
Average yields:
Fixed income securities:
Pre-tax	3.4%	3.0	0.4	pts	3.3%	3.0	0.3	pts
After-tax	2.8	2.2	0.6		2.7	2.2	0.5
Portfolio:
Pre-tax	3.2	3.0	0.2		3.1	2.9	0.2
After-tax	2.7	2.2	0.5		2.6	2.1	0.5

Balance Sheet

$ in millions, except per share data	June 30, 2018	December 31, 2017	Change
Total assets	$7,705.7	7,686.4	—%
Total investments	5,665.6	5,685.2	—
Long-term debt	439.3	439.1	—
Stockholders’ equity	1,698.2	1,713.0	(1)
Invested assets per dollar of stockholders’ equity	3.34	3.32	1
Book value per share	28.86	29.28	(1)

Book value per share is down 1% so far this year, primarily reflecting unrealized losses on our fixed income securities portfolio from rising interest rates coupled with dividends paid to shareholders, partially offset by net income earned year to date. Selective's Board of Directors declared an $0.18 per share quarterly cash dividend on common stock that is payable September 4, 2018, to shareholders of record as of August 15, 2018.
Guidance
After the second quarter results, Selective has confirmed its full-year 2018 guidance, which is the following:

•	A GAAP combined ratio, excluding catastrophe losses, of 92%. This assumes no additional prior year casualty reserve development;

•	Catastrophe losses of 3.5 points;

•	After-tax net investment income of $150 million, which includes $8 million of after-tax net investment income from our alternative investments;

•
An overall effective tax rate of approximately 18%, which includes an effective tax rate of 17% for net investment income, reflecting a tax rate of 5.25% for tax-advantaged municipal bonds and a tax rate of 21% for all other investments; and

•	Weighted average shares outstanding of 59.6 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Thursday, August 2, 2018 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on September 5, 2018.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on average equity differ from net income, income per share, and return on equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments, if any.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings, and unrealized gains and losses on equity securities, could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, income per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, income per share, and return on equity to non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on average equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
Net income	$58.8	41.4	77.7	91.9
Net realized losses (gains) and OTTI	2.8	(1.7)	(0.8)	(0.7)
Net unrealized (gains) losses recognized in income on equity securities	(1.1)	—	13.0	—
Net realized (gains) losses, OTTI, and unrealized (gains) losses	1.7	(1.7)	12.2	(0.7)
Tax expense (benefit)	(0.3)	0.6	(2.6)	0.2
Non-GAAP operating income	$60.1	40.3	87.4	91.4
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
Net income per diluted share	$0.99	0.70	1.30	1.55
Net realized losses (gains) and OTTI	0.05	(0.03)	(0.01)	(0.01)
Net unrealized (gains) losses recognized in income on equity securities	(0.02)	—	0.21	—
Net realized (gains) losses, OTTI, and unrealized (gains) losses	0.03	(0.03)	0.20	(0.01)
Tax expense (benefit)	(0.01)	0.01	(0.04)	—
Non-GAAP operating income per diluted share	$1.01	0.68	1.46	1.54

Reconciliation of ROE to Non-GAAP Operating ROE

	Quarter ended June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
Return on Average Equity	14.0%	10.2	9.1	11.5
Net realized losses (gains) and OTTI	0.7	(0.4)	(0.1)	(0.1)
Net unrealized (gains) losses recognized in income on equity securities	(0.3)	—	1.5	—
Net realized (gains) losses, OTTI, and unrealized (gains) losses	0.4	(0.4)	1.4	(0.1)
Tax expense (benefit)	(0.1)	0.1	(0.3)	0.1
Non-GAAP Operating Return on Average Equity	14.3%	9.9	10.2	11.5

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	the impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss adjustment expenses;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com